        EXECUTION VERSION
FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS
FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated as of September 30, 2022 (this “Amendment”), by and among GP COMMERCIAL CB LLC, a Delaware limited liability company (“Seller”), as seller, CITIBANK, N.A., a national banking association (including any successor and assigns thereto, “Purchaser”), as purchaser, and acknowledged and agreed to by GRANITE POINT MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), as guarantor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Purchaser entered into that certain Amended and Restated Master Repurchase Agreement, dated as of May 25, 2022 (the “Original Repurchase Agreement”; as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Seller and Purchaser each desire to make certain modifications to the Original Repurchase Agreement and the other Transaction Documents pursuant to and the terms and conditions of this Amendment;
WHEREAS, it is a condition to the effectiveness of this Amendment, that Guarantor reaffirms the terms and conditions of the Guaranty; and
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1ARTICLE 1
AMENDMENTS TO ORIGINAL REPURCHASE AGREEMENT
(a)Article 2 of the Original Repurchase Agreement is hereby amended by adding the following defined term:
“Preferred Equity” shall mean preferred equity ownership interests with a stated maturity date structure replicating a debt instrument and non-deferrable interest payments representing an interest in a legal entity that owns commercial properties, but excluding any perpetual preferred equity position.
(b)Article 2 of the Original Repurchase Agreement is hereby amended to replace clause (ii) of the definition of “Indebtedness” in its entirety as follows:
(ii)    obligations, whether or not for money borrowed (A) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (B) evidenced by bonds, debentures, notes or similar instruments, (C) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (D) in connection with the issuance of Preferred Equity or trust preferred securities;

ARTICLE 2
AMENDMENT TO OTHER TRANSACTION DOCUMENTS
Each Transaction Document is hereby amended such that each reference to the “Repurchase Agreement” shall mean the Original Repurchase Agreement as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time.
ARTICLE 2ARTICLE 3
REPRESENTATIONS
(a)Each of Seller and Guarantor represents and warrants to Purchaser, as of the date of this Amendment, as follows:
(i)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
(ii)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(iii)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(iv)the execution, delivery and performance of this Amendment will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of such Person, pursuant to any such agreement;
(v)except for those obtained or filed on or prior to the date hereof, such Person is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment;
(vi)this Amendment is a legal and binding obligation of such Person and is enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law;
(vii)this Amendment has been duly executed and delivered by it;
(viii)no event has occurred and is continuing which constitutes an Event of Default under the Repurchase Agreement or any other Transaction Document, or any event that but for notice or lapse of time or both would constitute an Event of Default; and
(ix)no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)Seller represents and warrants to Purchaser, as of the date of this Amendment, that all representations and warranties made by it in Article 9 of the Repurchase Agreement are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Seller represents and warrants to Purchaser that such representation or warranty was true and correct as of such earlier date).

(c)Guarantor represents and warrants to Purchaser, as of the date of this Amendment, that all representations and warranties made by it in the Guaranty are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Guarantor represents and warrants to Purchaser that such representation or warranty was true and correct as of such earlier date).
ARTICLE 4
REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT
(a)Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Purchaser, under each Transaction Document to which it is a party and (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Documents.
(b)Guarantor hereby reaffirms the terms and conditions of the Guaranty.
(c)Each of Seller and Guarantor hereby (i) agree that neither such ratification and reaffirmation above, as applicable, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Seller and/or Guarantor with respect to any subsequent modifications to the Repurchase Agreement or the other Transaction Documents and (ii) agree and acknowledge that each of the Repurchase Agreement, the Guaranty and the other Transaction Documents shall each remain in full force and effect and are each hereby ratified and confirmed.
ARTICLE 5
EFFECTIVENESS
(a)This Amendment shall become effective as of the date this Amendment is executed and delivered by a duly authorized officer of each of Seller, Guarantor and Purchaser, along with delivery to Purchaser of such other documents as Purchaser reasonably requested prior to the date hereof.
(b)To the extent not paid as a part of the conditions precedent set forth in Section 5(a), Seller acknowledges and agrees that it shall pay all reasonable legal fees and expenses of Dechert LLP, as counsel to Purchaser, relating to this Amendment in an amount to be set forth on a separate invoice, within ten (10) Business Days of receipt of such invoice.
ARTICLE 6
GOVERNING LAW
THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 7
MISCELLANEOUS

(a)    Except as expressly amended or modified hereby, the Repurchase Agreement, the Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.
(b)    Each Seller agrees to pay or cause to be paid, as and when billed by Purchaser and as a condition precedent to the effectiveness of this Amendment, all reasonable out-of-pocket costs and expenses paid or incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable outside counsel attorneys’ fees and expenses, and documentation costs and charges.
(c)    This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Transaction Documents.
(d)    This Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(e)    Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(f)    This Amendment and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the consummation by Purchaser of the Transaction, and shall continue in full force and effect so long as all or any of the obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the Transaction Documents. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, and permitted successors and assigns of such party. All covenants, promises and agreements in this Amendment, by or on behalf of Seller and Guarantor, shall inure to the benefit of the legal representatives, successors and permitted assigns of Purchaser.
(g)    This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(h)    The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(i)    This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.
(j)    Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Transaction Document or the priority of any such lien, charge or encumbrance over any other liens, charges or encumbrances.
(k)    Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of Purchaser under the Repurchase Agreement, the Guaranty or any other Transaction Document, (ii) constitute a waiver of any provision in the Repurchase Agreement, the Guaranty or in any of the other Transaction Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Repurchase Agreement, the Guaranty or in any of the other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
SELLER:

GP COMMERCIAL CB LLC, a Delaware limited liability company

By:    /s/ Michael Karber
Name: Michael Karber
Title: General Counsel

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

CITIBANK, N.A.

By:    /s/ Lindsay DeChiaro
Name: Lindsay DeChiaro
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

GUARANTOR:

GRANITE POINT MORTGAGE TRUST, INC., a Maryland corporation

By:    /s/ Michael Karber
Name: Michael Karber
Title: General Counsel